Exhibit 10.3

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

PRIVATE STUDENT LOAN
ORIGINATION AND SERVICING AGREEMENT

This agreement is entered into and effective as of the August 22nd, 2018, by and between Nelnet Servicing, LLC, d/b/a Firstmark Services, a Nebraska limited liability company, (“Firstmark”), and Union Bank and Trust Company, a Nebraska state banking corporation, (“Lender”).

WHEREAS, Firstmark provides processing services related to the origination and servicing of Education Loans for lenders; and,

WHEREAS, Lender in the ordinary course of its business makes or acquires, or intends to make or acquire Education Loans through the Master Private Loan Program Agreement between Nelnet, Inc. and Lender; and,

WHEREAS, Firstmark agrees to process and service Education Loans for Lender pursuant to the Servicing Guidelines, and Lender therefore desires to retain Firstmark for such services.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

ARTICLE I – DEFINITIONS

1-1.
“Affiliate” means any individual, corporation, partnership, association or business that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a party or its successors. The term “control” including the terms “controlling,” “controlled by,” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation, partnership, association or business, whether through the ownership of voting shares, by contract or otherwise. Affiliates shall include such entities whether now existing or later established by investment, merger or otherwise, including the successors and assigns of such entities.

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1-2.	“Agreement” means this Agreement.

1-3.	“Applicable Law” means federal, state or local statute, rule, regulation or similar legal requirement applicable to processing the origination and servicing of Education Loans.

1-4.
“Applicable Requirements” means each of the following, as applicable: (i) all contractual obligations under this Agreement and under the Loan Documents; (ii) Applicable Law, (iii) the Underwriting Guidelines, (iv) the Servicing Guidelines; and (v) applicable School requirements.

1-5.	“Borrower” means a maker of a promissory note with respect to an Education Loan.

1-6.
“Business Day” means any day other than a Saturday, Sunday, or a day on which the banking institutions in the city in which a payment is received or a disbursement hereunder must be initiated are authorized or required by law or executive order to close.

1-7.
“Claims” means claims, liabilities, losses, damages, costs, expenses and reasonable attorney's fees asserted against or incurred by a party in connection with a dispute by or the assertions of a third party which arise out of the relationship created by the Agreement.

1-8.	“Confidential Information” has the meaning given such term in Section III-11.a. hereof.

1-9.
“Customer Identification Program” means a process whereby Firstmark screens and monitors applicants under certain of the regulations promulgated by the Office of Foreign Assets Control (“OFAC”) and in connection with the USA Patriot Act in an effort to determine if such persons appear on any lists maintained by OFAC and determining whether any potential transaction may constitute suspicious activity.

1-10.
“Education Loan” means a consumer loan made or to be made to a Borrower for the funding of expenses in connection with such Borrower’s post-secondary education and/or education related to professional certifications, and which is not insured or guaranteed by, or made pursuant to a program sponsored by, a state or federal government or governmental agency.

1-11.	“Effective Date” means the date set forth in the preamble to this Agreement.

1-12.	“Fees” means the amounts to be paid by Lender to Firstmark for the Services, as further set forth in Schedule A and Section 2-8 hereof.

1-13.
“Force Majeure" means, without limitation, the following: acts of God, strikes, lockouts, or other industrial disturbances; acts of public enemies; order or restraint of any kind of the government of the United States of America or of any state or locality in which a party is doing business or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accident to machinery, equipment, transmission pipes or canals; or any other cause or event not reasonably within the control of the party.

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1-14.
“Intellectual Property” means user manuals, training materials, computer programs, routines, structures, layout, report formats, trademarks, servicemarks, copyrights, patent rights and all oral or written information relating to a party’s business which is not generally known to the public and which gives such party an advantage over its competitors who do not know or use such information.

1-15.	“Lender” has the meaning given to such term in the preamble to this Agreement.

1-16.
“Loan Documents” means loan applications, promissory notes, credit agreements, disclosures and notices with respect to Education Loans. Lender acknowledges that it holds the “Customer Relationship” (as defined in the Gramm-Leach-Bliley Act) with Borrowers and thereby has the responsibility to provide privacy policies and notices to such Borrowers as required therein. Firstmark will deliver or make available Lender’s privacy notices in connection with the Services, as directed by Lender.

1-17.
“NPI” means “Nonpublic Personal Information” as such term is defined in the regulations implementing Subtitle A of Title V of the Graham-Leach-Bliley Act, Pub. L. 106-102, codified at 15 U.S.C. 6801 et seq., received or obtained, directly or indirectly, by Firstmark pursuant to or in connection with of this Agreement.

1-18.	“Origination Services” means all services provided by Firstmark under this Agreement in connection with the origination and processing of applications for Education Loans.

1-19.	“Person” means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

1-20.	“Post-Origination Services” means the services provided by Servicer with respect to the period following Origination Services pursuant to this Agreement.

1-21.	“School” means the educational institution attended or to be attended by a Borrower, using the funds provided by an Education Loan.

1-22.	“Servicing Guidelines” means the Client Program Manual or similar information attached hereto as Schedule I-22.

1-23.	“Services” means the Origination Services and the Servicing Services.

1-24.	“Term” has the meaning set forth in Section III-1 below.

1-25.
“Underwriting Guidelines” means the guidelines established or approved by Lender for Education Loans, set forth in one or more manuals delivered to Firstmark, as may be updated from time to time, which address the requirements applicable to the origination of Education Loans.

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ARTICLE II – SERVICES PROVIDED

2-1.	Forms and Documentation.

All Loan Documents to be utilized by Lender and Firstmark in connection with the Services, shall be created and approved by Lender and provided to Firstmark. Any material modification of such forms and documentation shall not be made by Firstmark without prior written approval of Lender. Firstmark shall have no liability for inaccuracies in information furnished by a Borrower in the Loan Documents.

2-2.	Approval of Education Loan Applications.

Nothing in this Agreement shall make Firstmark a loan production office or a holder or originator of any Education Loan, processed or serviced hereunder. Lender acknowledges that it has sole authority and responsibility for the decision to approve or deny applications for all Education Loans, and Firstmark may only accept those applications on behalf of Lender that are in accordance with the Lender’s Servicing Guidelines and Underwriting Guidelines.

2-3.	Origination Services.

The parties will cooperate to deliver or direct to Firstmark applications for Education Loans and Firstmark will perform Origination Services on behalf of Lender with respect to such applications. Applications will be delivered or directed via paper or in such electronic format as Lender and Firstmark agree and as are set forth in the Servicing Guidelines. Upon acceptance of any Education Loan application into Firstmark’s computer system for Origination Services, Firstmark shall have responsibility for processing the disbursement(s) of the Education Loan pursuant to Applicable Requirements. Origination Services shall include the following:

a.	Review of Loan Application to ensure all required information has been completed by the Borrower.

b.	Properly identifying the Borrower and processing the Borrower’s application through the Customer Identification Program.

c.	Calculation and deduction of fees as required by Servicing Guidelines prior to disbursement, such that the disbursed amount is net of applicable deductions.

d.
Preparation of disbursement of the Borrower’s Education Loan and delivery of Education Loan funds to the Borrower or Borrower’s School, or to such other location as Lender may designate, in each case in a single disbursement unless otherwise provided in the Servicing Guidelines.

e.	Preparation of and delivery to Borrower of all required Loan Documents, as provided by the Servicing Guidelines. Such actions to be taken by Firstmark shall include creation

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and processing of Loan Documents on forms approved by Lender, review of credit bureau information for potential problems, and providing disclosures and notices in accordance with Applicable Requirements.

Upon disbursement of loan proceeds, Education Loans shall be treated hereunder as completed Education Loans, and Firstmark shall thereupon assume responsibility for servicing and collection of such loans as provided in this Agreement.

2-4.	Post-Origination Services.

Upon completion of Origination Services, or upon acceptance of any third-party originated Education Loan into Firstmark’s computer system, Firstmark shall service such loan in accordance with Applicable Requirements, provided, Firstmark shall at no time have any liability for the actions of third parties or for the origination or servicing (by a third party) of Education Loans prior to such Education Loans being delivered to Firstmark for servicing. Post-Origination Services shall include the following:

a.	Making available to Borrowers all Loan Documents in accordance with Applicable Requirements.

b.
Acceptance of Borrower payments, including via Automated Clearinghouse processes. Payments via U.S. Mail will be directed to a lockbox established by Firstmark. Daily transfer of funds to lender will include all sums applied to the Education Loans, less any cash payment reversals (checks returned for insufficient funds and stop payment orders).

c.
Accounting for all transactions related to Education Loans, including all payments on such Education Loans, in accordance with the Servicing Guidelines. Interest computation shall be completed in accordance with the Servicing Guidelines.

d.
Processing of address changes and other demographic information changes provided, Firstmark may rely on, without independently verifying, all data entries, manipulations and representations related to Education Loans which are provided to Firstmark or the Firstmark systems by Lender, Schools or Borrowers.

e.
Responding to inquiries pertaining to Education Loans, school status or refunds, provided, Lender shall cooperate as necessary to enable Firstmark to respond. Inquiries may be referred to the School if necessary.

f.	Reporting to credit reporting agencies pursuant to Applicable Requirements and assisting in credit reporting dispute process.

g.	Retention of an image of all Loan Documentation, including maintaining a backup copy of all Loan Documentation in a location distinct from the original.

CONFIDENTIAL
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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

h.
Acting as custodian with respect to all Loan Documentation and systems records for each Education Loan. Firstmark may make electronic images of Loan Documentation in place of the original as permitted for collectability purposes under state and federal law.

2-5.	Service Levels; Adjustments.

a.	Service Levels. Servicer agrees to maintain certain levels of service with respect to the key Services activities, as follows:

i.	Average speed of answer: [*****] seconds

ii.	Maximum call abandon rate: [*****] percent ([*****]%)

iii.	Loan application processing: [*****] Business Days from receipt, provided, delays in receiving necessary information from Borrower or School shall not be considered in calculating processing time.

b.
Fee Adjustments. With respect to any individual Service Level identified above, if Servicer fails to maintain such Service Level in two (2) consecutive months, Lender may, upon written notice to Servicer, require a remediation plan. For each consecutive month following such notice in which Servicer fails to meet the same Service Level without having cured the failure, Servicer will provide Lender a [*****] percent ([*****]%) credit to the Fees for such month.

2-6.	Origination or Servicing Errors.

If Firstmark commits an error in connection with the Services, which error directly results in such Education Loan becoming unenforceable or uncollectible, Lender shall give Firstmark written notice of the same. Thereafter, Firstmark shall have a reasonable time to cure such Education Loan. If cure cannot be accomplished within twelve (12) months of the original error, Firstmark will purchase or arrange for purchase of the Education Loan from Lender at an amount equal to the outstanding principal balance and accrued but unpaid interest thereon. If the Education Loan is thereafter cured within twelve (12) months after the date of purchase, Lender shall repurchase such Education Loan from Firstmark or its designee, at a price equal to the outstanding principal amount thereof plus accrued but unpaid interest thereon, such sum to be payable as an additional servicing fee under this Agreement. The foregoing shall be Lender’s sole remedy as against Firstmark for origination or servicing errors by Firstmark.

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In connection with the purchase of any Education Loan by Firstmark or its designee hereunder, Lender will deliver to Firstmark all records in Lender’s possession and will execute and deliver to Firstmark such other documents and instruments as Firstmark may reasonably request to effect the transfer. Such records shall be transferred to Firstmark free and clear of any liens, encumbrances, claims, or interest of any person or entity claiming by, through, or under Lender, and without representations or warranties, expressed or implied, and without recourse to Firstmark. If Lender is required to repurchase the Education Loan from Firstmark or its designee hereunder, Firstmark will deliver to Lender all records in Firstmark’s possession and will execute and deliver to Lender such other documents and instruments as Lender may reasonably request to effect the transfer. Such records shall be transferred to Lender free and clear of any liens, encumbrances, claims, or interest of any person or entity claiming by, through, or under Firstmark, and without representations or warranties, expressed or implied, and without recourse to Lender.

2-7.	Reports to Lender.

On or about the 10th day of each month, Firstmark shall make available to Lender reports of activity with respect to the Services during the preceding month, as designated in the Servicing Guidelines.

Additionally, on a monthly basis, Firstmark shall provide to Lender a report with respect to all complaints made by or on behalf of a Borrower under an Education Loan (both written and verbal) or group of Borrowers. With regard to any initial inquiry by Lender with respect to any errors, omissions or exceptions with respect to the servicing of any Education Loan, Firstmark will make commercially reasonable efforts to respond within a reasonably prompt timeframe. Firstmark shall use commercially reasonable efforts to resolve such error, omission or exception within a reasonably prompt timeframe, and to the reasonable satisfaction of Lender.

2-8.	Compensation for Services.

In consideration of the Services, Lender shall pay Firstmark the Fees as forth on billing statements delivered by Firstmark. Fees shall be paid within thirty (30) days of the date of each billing statement.

a.	Changes to Fees.

i.
At any time after the first twelve (12) months of this Agreement, on not less than thirty (30) days’ advance written notice to Lender, Firstmark may increase the Fees, provided, no such increase shall result in a percentage increase for any twelve month period that will exceed the lesser of either (i) the percentage increase in the U. S. Department of Labor's Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average (1982-84=100) (the "CPI") for the most recent twelve (12)-month period available at the time of

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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

each annual adjustment, or (ii) [*****] percent ([*****]%) per annum. If at any adjustment date the CPI is no longer published, then any replacement index specified by the Bureau of Labor Statistics or successor U.S. governmental agency shall be substituted therefore, with appropriate application of any necessary conversion formula as may be specified by such agency, or if no such replacement index has been so specified, then a comparable cost-of-living index as may be mutually agreed between the parties shall be used.

ii. Lender shall pay Firstmark increased Fees in the amount of any increase in rates charged by the United States Postal Service to Firstmark .

iii. If at any time during the Term or Renewal Term(s) Firstmark is required to make material changes to the Services or its servicing system due to changes to Applicable Requirements, or other changes or increased costs beyond Firstmark ’s control, including changes in the business environment, Firstmark may renegotiate the Fees with Lender to reasonably reflect those increased costs.

b.
Late Payment. If Fees are not paid within sixty (60) days of a billing statement, Firstmark may impose a late charge of [*****] percent ([*****]%) per month against the entire outstanding balance of Fees owed by Lender, including any prior late fees outstanding. In such situation, Firstmark may also (a) withhold transfer of Borrower payments; (b) withhold reports; and (c) terminate services without further notice.

ARTICLE III – GENERAL PROVISIONS

3-1.	Term of Agreement.

Subject to the termination provisions set forth below, the Agreement shall be effective for a period commencing on the Effective Date, and terminating on the date on which the last payment due is paid on the Education Loans serviced hereunder, during which the Services shall be provided, subject to payment of the Origination and Servicing Fees and other terms of the Agreement. The parties acknowledge and agree that it is their intent that this Agreement shall remain in full force and effect through the “life of” each Education Loan serviced hereunder.

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3-2.	Termination of Agreement.

The Agreement may be terminated as follows:

a.	At the expiration of the Term.

b.
Upon the refusal or failure of a party to perform any material obligation of the Agreement, and the failure or refusal to correct or cure such performance or lack thereof, within sixty (60) days after the party’s receipt of written notice of the failure or refusal.

c.
Upon the failure of the parties to reach agreement with respect to a change in the Fees requested by Firstmark in the event of a change in Applicable Requirements that materially increases costs of performance by Firstmark hereunder.

d.	At Firstmark’s option, if Lender fails to pay Firstmark the Fees within sixty (60) days of any billing statement.

e.
If an insolvency, bankruptcy or similar proceeding shall have been commenced, or a decree or order of an appropriate court, agency or supervisory authority for the appointment of a conservator, receiver or liquidator shall have been entered against a party, the other party may terminate this Agreement immediately.

3-3.	Termination Process.

Upon termination of this Agreement for any reason above, all Loan Documentation and relevant servicing records will be made available to Lender in Firstmark’s standard format. Lender will reimburse Firstmark for all expenses associated with removing such information from Firstmark’s systems and making such information available to Lender.

3-4.	Representations and Warranties.

Each of the parties represents and warrants to the other party:

a.	it is duly organized, validly existing and in good standing under the laws of the state of its organization;

b.
it has all necessary power and all licenses, permits, authorizations and approvals (governmental, corporate or otherwise) necessary to carry on its business and perform its obligations under this Agreement; and,

c.
the execution or performance of this Agreement will not violate it’s documents of formation or governance, or any material contract or other instrument to which it is a party or by which it is bound and will not violate any outstanding judgment, order, writ, injunction, law, rule or regulation to which it is subject.

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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

3-5.	Limitation on Liability.

Firstmark shall have no liability with respect to:

a.	the failure of any Borrower to repay an Education Loan;

b.	disputes between Borrowers and Schools regarding tuition, registration, attendance or quality of education or training;

c.	Claims arising from actions or inactions of Firstmark as directed by Lender, either pursuant to Applicable Requirements or otherwise; or

d.
incorrect information regarding Education Loans or Borrowers which may be provided to Firstmark by Lender, Schools or Borrowers, including but not limited to, School/Borrower certification, eligibility, enrollment, and School or Borrower demographic information

Neither party shall have any liability for Claims under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such party has been advised of the possibility of such damages.

3-6.	Limitation on Actions.

The parties agree that any action for the breach of any provision of this Agreement shall be commenced within twelve months following the earlier of (i) the termination of this Agreement or (ii) the date the Education Loan with respect to which the action relates has been removed from the Firstmark servicing system.

3-7.	Audit Rights.

Upon prior written notice to Firstmark, and in coordination with Firstmark’s management, Lender may perform or arrange to have audits performed of Firstmark’s origination and servicing activities with respect to Education Loans owned by Lender. All such audits will be performed at Lender’s sole expense and during Firstmark’s normal business hours. In connection with such audits, Firstmark agrees to provide, annually, up to [*****] hours of

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PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

assistance by Firstmark employees. Any additional assistance requested by Lender will be provided at an hourly rate of [*****] dollars ($[*****]) per hour per employee. Such fee is subject to change at Firstmark’s reasonable discretion but upon at least sixty (60) days’ advance written notice to Lender. Such audit rights shall extend through termination of this Agreement and four (4) years thereafter.

3-8.	Annual Compliance Audit.

On an annual basis, Servicer will cause to be completed a SSAE 18 SOC1 Type II review of its activities. Upon request, Lender may receive a copy of the report of such review by paying a pro-rata share of the cost of same. Servicer’s Internal Audit Department coordinates such participation on an annual basis and divides the aforementioned costs equally between those lenders participating

3-9.	Disaster Recovery Plan.

Servicer agrees to maintain a disaster recovery plan designed to enable Servicer, after a disaster, to resume Services within a reasonable timeframe. A summary of Servicer’s plan will be made available to Lender upon request.

3-10.	Intellectual Property Protection.

All right, title and interest of whatever nature in each party’s Intellectual Property is and shall remain the sole and exclusive property of such party, and no license or other rights thereto are granted by this Agreement.

3-11.	Confidentiality and Nondisclosure.

a.
Definition. The term “Confidential Information” means any information that either party discloses, by any method and in any form or format, which is marked “Confidential,” “Restricted,” “Proprietary” or with other similar marking, or which should reasonably be considered to be Confidential Information. By way of example and not limitation, Confidential Information includes: (i) any information concerning a party’s, its agents’ or licensors’ technology, such as systems, source code, databases, hardware, software, programs, applications, protocols, routines, models, displays and manuals, including, without limitation, the selection, coordination, and arrangement of the contents thereof; and (ii) any information concerning a party’s, its agents’ or licensors’ financial or business plans or operations, such as research activities and plans, marketing or sales plans, pricing

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or pricing strategies, operational techniques, internal controls, compliance policies, methods of operation, security procedures, strategic plans, and unpublished financial information, including information concerning revenues, profits and profit margins.

b.
Restrictions on Use. The party providing Confidential Information in each case shall be called the “Disclosing Party” and the party receiving the Confidential Information shall be called the “Receiving Party.” The Receiving Party shall not use, without the prior written consent of the Disclosing Party, any portion of the Disclosing Party’s Confidential Information for any purpose other than in connection with the performance of this Agreement. Each party agrees that: (i) it will hold the Confidential Information of the other party in the strictest confidence; (ii) it will exercise no less care with respect to the other party’s Confidential Information than the level of care exercised with respect to its own Confidential Information; (iii) it will not, without the other party’s prior written consent, copy or disclose to any third party any portion thereof; and (iv) it will promptly notify the other party of any unauthorized disclosure or use, and will cooperate with the other property to protect all rights in and ownership of its Confidential Information.

c.
Exceptions. The foregoing restrictions on use shall not prohibit or limit the Receiving Party’s use, disclosure, reproduction or dissemination of the Disclosing Party’s Confidential Information which: (a) is or becomes public domain information or material through no fault or breach on the part of the Receiving Party; (b) as demonstrated by the written records of the Receiving Party, was already lawfully known (without restriction on disclosure) to the Receiving Party prior to the information being disclosed to the Receiving Party by the Disclosing Party or any representative of the Disclosing Party; (c) has been or is hereafter rightfully furnished to the Receiving Party without restriction on disclosure by a third person lawfully in possession thereof; (d) has been independently developed, by or for the Receiving Party, without reference to the Confidential Information of the Disclosing Party; or (e) is required to be disclosed by court or agency order, provided that, unless prohibited by law or order, the Receiving Party notifies the Disclosing Party so that the Disclosing Party may have a reasonable opportunity to obtain a protective order or other form of protection against disclosure.

d.
Borrower Information. Firstmark agrees that all information related to or contained in documents subject to this Agreement which is NPI constitutes Confidential Information of the Lender, and Firstmark shall keep all such NPI in strictest confidence. NPI shall not be released or divulged in any way without prior written consent of Lender, except (i) to Firstmark’s officers and employees, or such other third parties as is necessary to perform its obligations under this Agreement, (ii) as specifically required by Applicable Law, or (iii) to such other parties as directed in writing by the Lender. Firstmark shall only use NPI to perform its duties under this Agreement and for other purposes specifically directed in writing by Lender from time to time, and shall not directly or indirectly use, or suffer, permit or cause to be used, any such NPI in any other manner or for any other purpose whatsoever including marketing or cross-selling, or suffer, permit or cause the marketing or cross-selling of, any products or services of any kind using NPI without Lender’s prior written approval. Without in any way limiting the

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foregoing, Firstmark’s use, reuse, disclosure and redisclosure of NPI shall comply with Applicable Law.

e.
Firstmark will maintain an information security program designed to prevent the unauthorized disclosure, misuse, alteration or destruction of NPI. Without limiting the immediately preceding sentence, Firstmark agrees that such program shall be designed to satisfy the objectives set forth in the “Interagency Guidelines Establishing Standards for Safeguarding Borrower Information”, 66 Fed. Reg. 8616, February 1, 2001 (codified in Appendix B to 12 C.F.R. part 30).

f.
Firstmark shall promptly notify Lender in the event of a disclosure or of an unauthorized access to Confidential Information in violation of this Agreement, and the parties shall mutually agree upon an action plan to mitigate and resolve issues or problems arising from such disclosure.

3-12.	Independent Contractors.

Lender and Firstmark are independent contractors, and nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between Lender and Firstmark.

3-13.	Notices.

All notices or communications by a party to the other party shall be delivered to the addresses set forth in the signature section of this Agreement below, or to such other address as may be provided from time to time by a party. Any notice shall have been deemed to have been given on the fifth (5th) day following the mailing of such notice when mailed by registered or certified mail, and upon receipt in every other case.

3-14.	Governing Law.

This Agreement is executed and delivered within the State of Nebraska. The parties hereto agree that it shall be construed, interpreted and applied in accordance with the laws of the State of Nebraska, and that the courts and authorities within the State of Nebraska shall have sole jurisdiction and venue over all controversies which may arise with respect to the execution of, interpretation of and compliance with this Agreement. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3-15.	Changes in Writing.

This Agreement, including this provision hereof, shall not be modified or changed in any manner except by a writing signed by all parties hereto.

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3-16.	Severability.

If a court of competent jurisdiction finds any of the provisions of this Agreement to be so overly broad as to be unenforceable or invalid for any other reason, it is the parties' intent that such invalid provisions be reduced in scope or eliminated by the court, but only to the extent deemed necessary by the court to render the remaining provisions of this Agreement reasonable and enforceable.

3-17.	Persons Bound.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and permitted assigns.

3-18.	Assignment.

This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, Firstmark may assign this agreement or delegate any obligation hereunder, to any Affiliate of Firstmark with reasonable notice to Lender.

3-19.	Titles.

The titles used in this Agreement are intended for convenience and reference only. They are not intended and shall not be construed to be a substantive part of this Agreement or in any other way to affect the validity, construction or effect of any of the provisions of this Agreement.

3-20.	Waiver.

The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

3-21.	Force Majeure.

If by reason of a Force Majeure Firstmark is unable in whole or in part to carry out any obligation of this Agreement, Firstmark shall not be deemed in default during the continuance of such inability.

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3-22.	Corporate Obligations.

This Agreement consists of obligations of the parties as corporate or similar entities. Any liability arising hereunder shall be corporate liabilities. No director, officer or employee of either party shall be subject to any liability to any other party for any action taken, or for refraining from taking any action in good faith, or for errors in judgment.

3-23.	Hiring.

Lender agrees that during the Term or Renewal Terms of this Agreement and for one year thereafter, it will not hire or solicit for hire, or knowingly allow its employees to hire or solicit for hire, any employee of Firstmark without the written permission of Firstmark.

3-24.	Entire Agreement.

This is the entire and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the Services or any other provision of this Agreement.

3-25.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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CONFIDENTIAL
FIRSTMARK SERVICES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

NELNET SERVICING, LLC d/b/a Firstmark Services	UNION BANK AND TRUST COMPANY
By: /s/ James D. Kruger	By: /s/ Angie Muhleisen

Title: Treasurer	Title: President & CEO

Address: 121 S. 13th St., Suite 100 Lincoln, NE 68508	Address: 4243 Pioneer Woods Dr Lincoln, NE 68506

CONFIDENTIAL
FIRSTMARK SERVICES

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT BY NELNET, INC. UNDER RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ALONG WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.

Schedule A

Service	Fee for Service
Loan Origination Fees
[*****]	$[*****] per loan
Monthly Loan Servicing Fees
[*****]	$[*****] Per Borrower Per Month
[*****]	$[*****] Per Borrower Per Month
[*****]	$[*****] Per Borrower Per Month
Miscellaneous Fees
[*****]	$[*****] per Participant per month
[*****]	$ [*****] + First Class Postage Per Form
[*****]	$ [*****] + First Class Postage Per Form
[*****]	$[*****] per Hour
[*****]	$[*****] per loan, not exceed $[*****] in Aggregate
[*****]	$[*****] per loan
[*****]	$[*****] per [*****] Loan

CONFIDENTIAL
FIRSTMARK SERVICES